UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 6, 2006 (June 1, 2006)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

Adoption of Inducement Award Plan

On June 1, 2006, the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (sometimes referred to herein as "the Company", “we”, “us”, or "our") approved the adoption of the Company's 2006 Inducement Award Plan (the “Plan”). We intend to grant awards under the Plan to persons not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with the Company and to provide incentives for such persons to exert maximum efforts for the Company's success. The following description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Plan, which became effective on June 1, 2006, provides for the grant of nonstatutory stock options, stock grant awards, stock purchase awards, stock unit awards and other forms of equity compensation. We may grant these awards, referred to as equity awards, as an inducement material to an individual entering into employment with the Company, within the meaning of Rule 4350(i)(1)(A)(iv) of the NASD Marketplace Rules.

Share Reserve.  We may issue an aggregate of up to 1,500,000 shares of our common stock pursuant to equity awards under the Plan. Shares of our common stock issued under the Plan may again become available for the grant of new equity awards under the Plan if they are: (a) shares that are forfeited to, or repurchased by, us prior to becoming fully vested, (b) shares withheld to satisfy income and employment withholding taxes, (c) shares used to pay the exercise price of an option in a net exercise arrangement, or (d) shares tendered to us to pay the exercise price of an option.

In addition, if an equity award granted under the Plan expires or otherwise terminates without being exercised in full, the shares not acquired under the award will again become available for issuance under the Plan. Shares issued under the Plan may be previously unissued shares or shares reacquired by us, either in the open market or otherwise.

Administration.  The Board has delegated its authority to administer the Plan to the compensation committee of the Board, and references to the Board contained in this report may include actions taken by the compensation committee of the Board pursuant to this delegation of authority. Subject to the terms of the Plan, the Board will determine the recipients of equity awards, dates of grant, the numbers and types of equity awards to be granted, and the terms and conditions of the equity awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Board will also determine the exercise price of options granted and, if applicable, the purchase price of stock purchase awards and stock units.

The Board has the authority to amend, suspend or terminate the Plan, provided such action does not impair the rights or obligations of any equity award without the holder of such award’s consent. The Board also has the authority to construe and interpret the Plan and equity awards granted thereunder, and generally to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

Stock Options.  The Board may grant nonstatutory stock options under the Plan, and has approved forms of a stock option grant notice and stock option agreement for use under the Plan (copies of which are included in Exhibit 10.1 attached hereto and incorporated herein by reference). The Board will determine the exercise price for each stock option grant notice or stock option, within the terms and conditions of the Plan and applicable law, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Unless the terms of an optionee’s stock option grant notice or stock option agreement provide otherwise, if an optionee’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may exercise any vested options for a period of three months following the cessation of service. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, the optionee or a beneficiary may exercise any vested options for a period of twelve months following the cessation of service. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the Board, and may include (a) cash, (b) a broker-assisted cashless exercise, (c) the tender of common stock previously owned by the optionee, (d) a net exercise of the option, and (e) other legal consideration approved by the Board.

Unless the Board provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionee may designate a beneficiary, however, who may exercise the option following the optionee’s death.

Stock Grant Awards.  The Board may approve stock grant awards under the Plan, and has approved forms of a restricted stock grant notice and restricted stock grant agreement for use under the Plan (copies of which are included in Exhibit 10.1 attached hereto and incorporated herein by reference). Stock grant awards may be made in consideration for the recipient’s future services performed for us or our affiliates or for any other form of legal consideration acceptable to the Board. Shares of common stock acquired under a stock grant award may, but need not, be subject to forfeiture to us in accordance with a vesting schedule determined by the Board. A recipient may transfer rights to acquire shares under a stock grant award only upon the terms and conditions set forth in the recipient's restricted stock grant notice or restricted stock grant agreement. Rights to acquire shares under a stock grant award may be transferred only upon such terms and conditions as set by the Board.

Stock Purchase Awards.  The Board may approve stock purchase awards under the Plan. The purchase price for a stock purchase award will be determined by the Board. The purchase price may be paid in cash or in any other form of legal consideration, as determined by the Board. Shares of common stock acquired under a stock purchase award may be subject to a share repurchase option in our favor in accordance with the vesting schedule, if any, to be determined by the Board. Rights to acquire shares under a stock purchase award may be transferred only upon the terms and conditions set forth in the stock purchase award agreement evidencing the award.

Stock Unit Awards.  The Board may approve stock unit awards under the Plan. A recipient may pay the purchase price in any form determined by the Board, as permitted under applicable law. We may settle a payment due to a recipient of a stock unit award in cash, by delivery of shares of common stock, or by a combination of cash and stock as deemed appropriate by the Board, or in any other form of consideration determined by the Board and set forth in the stock unit award agreement evidencing the award. Additionally, dividend equivalents may be credited in respect of shares covered by a stock unit award. Except as otherwise provided in the applicable award agreement, a recipient will forfeit stock units that have not vested upon the participant’s termination of continuous service for any reason.

Other Equity Awards.  The Board may approve other awards under the Plan that are based in whole or in part by reference to our common stock. The Board will determine the number of shares under the award, the purchase price, if any, the timing of exercise and vesting and any repurchase rights associated with those awards, and all other terms and conditions of such other awards.

Changes to Capital Structure.  In the event that we have a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split, the Board will appropriately adjust the number of shares reserved under the Plan and the numbers of shares and exercise prices, if applicable, of all outstanding equity awards.

Corporate Transactions.  In the event of certain significant corporate transactions, the surviving or acquiring entity may assume, continue or substitute all outstanding equity awards under the Plan. If the surviving or acquiring entity, or its parent company, elects not to assume, continue or substitute for these equity awards, then, with respect to any such equity awards that are held by individuals then performing services for us or our affiliates, the vesting and exercisability provisions of the equity awards will be accelerated in full and the awards will be terminated if not exercised prior to the effective date of the corporate transaction. With respect to all other outstanding equity awards under the Plan, such awards will not be accelerated and will terminate if not exercised prior to the effective date of the corporate transaction. Other equity awards, such as stock purchase awards, may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity, or its parent company, in the corporate transaction.

Appointment of James V. Caruso

The information set forth under Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 5, 2006, the Board appointed James V. Caruso to serve as the Company's Executive Vice President, Chief Commercial Officer. Mr. Caruso brings over 18 years of senior-level commercial operating experience to the Company. Previously, he served as Senior Vice President, Sales and Marketing at Bone Care International, where he led the commercial introduction of the company’s primary product and was responsible for building and managing the company’s sales, marketing, training, government affairs, corporate development and new product planning efforts. Prior to joining Bone Care, Mr. Caruso held senior management positions at Novartis, BASF Pharma and Bristol-Myers Squibb Company.

In connection with Mr. Caruso’s appointment, Mr. Caruso and the Company entered into an employment agreement dated June 5, 2006 (the “Employment Agreement”).  The following description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Pursuant to the Employment Agreement, Mr. Caruso earns an annual base salary of $365,000, which amount may be increased annually at the discretion of the Board.  Mr. Caruso is also eligible for an annual discretionary bonus, based entirely upon the achievement of corporate goals, with a target bonus equal to 35% of his annual base salary.  In 2006, Mr. Caruso’s bonus will be prorated based upon the number of days that he is employed by us during 2006.

In addition, pursuant to the Employment Agreement, on June 5, 2006, the Board granted Mr. Caruso options to purchase 350,000 shares of common stock under the Plan. Mr. Caruso’s options have an exercise price of $3.13 per share, which equals the closing sale price of a share of the Company’s common stock on the date of grant (as reported by the Nasdaq National Market), and are non-qualified options for tax purposes.  The options have a ten year term, and vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years, subject to Mr. Caruso’s continued employment with us through such vesting dates.  The stock option grant notice and stock option agreement relating to Mr. Caruso’s options conform to our standard forms of stock option grant notice and stock option agreement under the Plan (copies of which are included in Exhibit 10.1 attached hereto and incorporated herein by reference).

Also pursuant to the Employment Agreement, on June 5, 2006, the Board granted Mr. Caruso 110,000 shares of restricted stock under the Plan (the “Restricted Stock”).  The Restricted Stock vests over a four-year period, with 25% of the Restricted Stock vesting on each of the first four anniversaries of the date of grant, subject to Mr. Caruso’s continued employment with us through such vesting dates.  The restricted stock grant notice and restricted stock grant agreement relating to Mr. Caruso’s restricted stock grant conform to our standard form of restricted stock grant notice and restricted stock grant agreement under the Plan (copies of which are included in Exhibit 10.1 attached hereto and incorporated herein by reference).

The Employment Agreement provides that we will reimburse Mr. Caruso up to a maximum of $150,000 for (i) customary closing costs related to the sale of his current residence and the purchase of a new residence in Colorado, (ii) customary moving expenses, (iii) customary and reasonable commuting and temporary living expenses for up to six months following the commencement of his employment with us, and (iv) any taxes associated with such reimbursements.

The Employment Agreement provides that Mr. Caruso’s employment is at-will and may be terminated by Mr. Caruso or the Company at any time.  However, if we terminate Mr. Caruso’s employment without “just cause” (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), other than pursuant to a “change in control” (as defined in the Employment Agreement), provided that Mr. Caruso executes a general release in favor of the Company, Mr. Caruso will be entitled to (a) his base salary for twelve months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for his group health insurance COBRA continuation coverage for up to twelve months after the date of termination.

The employment agreement also provides that if we (or any surviving or acquiring corporation) terminate Mr. Caruso's employment without just cause or if he resigns for good reason within one month prior to or 13 months following the effective date of a change in control, upon the execution of a release in favor of the Company (or any surviving or acquiring corporation), Mr. Caruso will be entitled to: (a) his base salary for 18 months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, (c) a bonus in an amount equal to the bonus paid in the year immediately preceding the change in control or 50% of his maximum bonus eligibility if he was not employed by the Company during the prior year bonus period, and (d) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months after the date of termination.  In addition, the vesting of any outstanding stock options and/or restricted stock issued to Mr. Caruso will be accelerated in full and the time during which Mr. Caruso’s stock options may be exercised will be extended to 12 months following the date of his termination.

In connection with Mr. Caruso’s appointment, Mr. Caruso and the Company also entered into our standard form of Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement (the “Confidentiality Agreement”). The Confidentiality Agreement imposes on Mr. Caruso certain confidentiality, non-compete and non-solicitation obligations.

In connection with Mr. Caruso’s appointment, Mr. Caruso and the Company also entered into our standard form of indemnification agreement for officers and directors, which generally requires us to indemnify Mr. Caruso against liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporate law and our Bylaws.  The Company's standard form of indemnification agreement is filed as Exhibit 10.01 to our Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference.

Item 8.01  Other Events.

On June 5, 2006, we issued a press release announcing the appointment of Mr. Caruso as Executive Vice President, Chief Commercial Officer.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	2006 Inducement Award Plan, including forms of Stock Option Grant Notice with Stock Option Agreement and Restricted Stock Grant Notice with Restricted Stock Grant Agreement.

10.2	Employment Agreement dated June 5, 2006 between Allos Therapeutics, Inc. and James V. Caruso.

99.1	Press Release, dated June 5, 2006, entitled “Allos Therapeutics Appoints James V. Caruso as Executive Vice President, Chief Commercial Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  June 6, 2006

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Inducement Award Plan, including forms of Stock Option Grant Notice with Stock Option Agreement and Restricted Stock Grant Notice with Restricted Stock Grant Agreement.

10.2	Employment Agreement dated June 5, 2006 between Allos Therapeutics, Inc. and James V. Caruso.

99.1	Press Release, dated June 5, 2006, entitled “Allos Therapeutics Appoints James V. Caruso as Executive Vice President, Chief Commercial Officer.”